Exhibit 99.1

FedEx Corp. Reports Third Quarter Results

Increases Full-Year Fiscal 2023 Outlook

MEMPHIS, Tenn., March 16, 2023 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the third quarter ended February 28 (adjusted measures exclude the items listed below for the applicable fiscal year):

	Fiscal 2023		Fiscal 2022
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$22.2 billion	$22.2 billion	$23.6 billion	$23.6 billion
Operating income	$1.04 billion	$1.17 billion	$1.33 billion	$1.46 billion
Operating margin	4.7%	5.3%	5.6%	6.2%
Net income	$771 million	$865 million	$1.11 billion	$1.22 billion
Diluted EPS	$3.05	$3.41	$4.20	$4.59

This year’s and last year’s quarterly consolidated results have been adjusted for:

Impact per diluted share	Fiscal 2023	Fiscal 2022
Business optimization costs	$0.36	$ —
Business realignment costs	0.01	0.31
TNT Express integration expenses	—	0.08

“I am proud of the FedEx team, who delivered outstanding service to customers during our peak season while also making solid progress on our transformation initiatives,” said Raj Subramaniam, FedEx Corp. president and chief executive officer. “We’ve continued to move with urgency to improve efficiency, and our cost actions are taking hold, driving an improved outlook for the current fiscal year.”

Third quarter results were negatively affected by continued demand weakness, particularly at FedEx Express. In addition, operating income was negatively affected by the effects of global inflation, partially offset by U.S. domestic yield improvement and cost-reduction actions.

FedEx Ground operating results improved, primarily due to an 11% increase in revenue per package and cost-reduction actions. These factors were partially offset by lower package volume, higher infrastructure costs and increased other operating expenses.

FedEx Freight operating results improved, driven by an 11% increase in revenue per shipment and a gain on the sale of a facility, partially offset by decreased shipments.

FedEx Express operating results declined due to lower global volumes, partially offset by a 3% increase in revenue per package. FedEx Express continues to implement volume-related and structural cost-reduction actions to mitigate the negative effect of ongoing demand weakness.

Last year's third quarter net income included a tax benefit of $78 million ($0.29 per diluted share) related to revisions of prior year estimates for actual tax return results.

The company's accelerated share repurchase (ASR) transaction, which was initiated during the second quarter, was completed in the third quarter. A total of 9.2 million shares were delivered under the ASR agreement. The decrease in outstanding shares benefited third quarter results by
$0.10 per diluted share. Cash on-hand as of February 28, 2023 was $5.4 billion.

DRIVE: Global Transformation Program

FedEx is advancing its global transformation through DRIVE, a comprehensive program to improve the company’s long-term profitability and achieve its financial targets. Through DRIVE, the company expects to achieve more than $4 billion in annualized structural cost reductions by the end of fiscal 2025. FedEx plans to host a DRIVE program update event in New York City on April 5, 2023 to provide additional details on the company’s ongoing transformation.

Outlook

FedEx is unable to forecast the fiscal 2023 mark-to-market (MTM) retirement plans accounting adjustments. As a result, FedEx is unable to provide a fiscal 2023 earnings per share or effective tax rate (ETR) outlook on a GAAP basis and is relying on the exemption provided by Item 10(e)(1)(i)(B) of Regulation S-K. It is reasonably possible that the fiscal 2023 MTM retirement plans accounting adjustments could have a material effect on fiscal 2023 consolidated financial results and ETR.

FedEx is increasing its earnings forecast for the fiscal year, and now expects:

•
Earnings per diluted share of $13.80 to $14.40 before the MTM retirement plans accounting adjustments, compared to the prior forecast of $12.50 to $13.50 per diluted share;
•
Earnings per diluted share of $14.60 to $15.20 before the MTM retirement plans accounting adjustments and excluding estimated costs related to business optimization initiatives and costs related to business realignment activities, compared to the prior forecast of $13.00 to $14.00 per diluted share;
•
ETR of 25% to 26% prior to the MTM retirement plans accounting adjustments; and

•
Capital spending of $5.9 billion.

These forecasts assume the company’s current economic forecast and fuel price expectations and no additional adverse geopolitical developments. FedEx’s earnings per share forecast is based on current law and related regulations and guidance.

“We are building momentum through our cost and efficiency initiatives to improve profitability,” said Michael C. Lenz, FedEx Corp. executive vice president and chief financial officer. “Our improved earnings outlook demonstrates confidence in our ability to execute while managing the continued global volume softness we are experiencing across the business.”

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenue of $93 billion, the company offers integrated business solutions through operating companies competing collectively, operating collaboratively and innovating digitally under the respected FedEx brand. Consistently ranked among the world's most admired and trusted employers, FedEx inspires its more than 530,000 employees to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit fedex.com/about.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks and Statistical Books. These materials, as well as a webcast of the earnings release conference call to be held at 5:30 p.m.
EDT on March 16, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (SEC) filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements, such as statements regarding expected cost savings, future financial targets, business strategies, management’s views with respect to future events and financial performance, and the assumptions underlying such expected cost savings, targets, strategies, and statements. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate; our ability to successfully implement our business strategy, effectively respond to changes in market dynamics, and achieve the anticipated benefits and associated cost savings of such strategies and actions, including our fiscal 2023 cost-reduction initiatives and the global transformation program in support of our fiscal 2025 financial performance goals; our ability to achieve our fiscal 2025 financial performance goals; damage to our reputation or loss of brand equity; changes in the business or financial soundness of the U.S. Postal Service or its relationship with FedEx, including strategic changes to its operations to reduce its reliance on the air network of FedEx Express; our ability to meet our labor and purchased transportation needs while controlling related costs; a significant data breach or other disruption to our technology infrastructure; the continuing effect of the COVID-19 pandemic; anti-trade measures and additional changes in international trade policies and relations; the effect of any international conflicts or terrorist activities, including as a result of the current conflict between Russia and Ukraine; changes in fuel prices or currency exchange rates, including significant increases in fuel prices as a result of the ongoing conflict between Russia and Ukraine and other geopolitical and regulatory developments; our ability to match capacity to shifting volume levels; the effect of intense competition; an increase in self-insurance accruals and expenses; failure to receive or collect expected insurance coverage; our ability to effectively operate, integrate, leverage, and grow acquired businesses and realize the anticipated benefits of acquisitions and other strategic transactions; noncash impairment charges related to our goodwill and certain deferred tax assets; the future rate of e-commerce growth and our ability to successfully expand our e-commerce services portfolio; the timeline for recovery of passenger airline cargo capacity; evolving or new U.S. domestic or international laws and government regulations, policies, and actions; future guidance, regulations, interpretations, challenges, or judicial decisions related to our tax positions; legal challenges or changes related to service providers engaged by FedEx Ground and the drivers providing services on their behalf; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; any liability resulting from and the costs of defending against litigation; our ability to achieve our goal of carbon-neutral operations by 2040; and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Media Contact: Rachael Simmons 901-434-8100

Investor Contact: Mickey Foster 901-818-7468

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

Third Quarter Fiscal 2023 and Fiscal 2022 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted third quarter fiscal 2023 and 2022 consolidated operating income and diluted earnings per share and adjusted third quarter fiscal 2023 and 2022 FedEx Express segment operating income. These financial measures have been adjusted to exclude the effects of the following items (as applicable):

•
Business optimization costs incurred in fiscal 2023;
•
Business realignment costs incurred in fiscal 2023 and 2022; and
•
TNT Express integration expenses incurred in fiscal 2022.

In the first quarter of fiscal 2023, FedEx announced DRIVE, a comprehensive program to improve the company’s long-term profitability. This program includes a business optimization plan to drive efficiency among our transportation segments and lower our overhead and support costs. We incurred costs associated with our business optimization initiatives in the third quarter of fiscal 2023. These costs are primarily related to severance and related costs associated with organizational changes announced in the third quarter of fiscal 2023 and consulting services. Additionally, we incurred costs associated with our business realignment activities in connection with the FedEx Express workforce reduction plan in Europe in the third quarter of fiscal 2023 and 2022. These costs are related to certain employee severance arrangements. Costs related to business optimization initiatives and business realignment activities are excluded from our third quarter fiscal 2023 and 2022 consolidated and FedEx Express segment non-GAAP financial measures, as applicable, because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses.

We incurred significant expenses through fiscal 2022 in connection with our integration of TNT Express. We have adjusted our third quarter fiscal 2022 consolidated and FedEx Express segment financial measures to exclude TNT Express integration expenses because we generally would not incur such expenses as part of our continuing operations. The integration expenses were predominantly incremental costs directly associated with the integration of TNT Express, including professional and legal fees and other operating expenses. Internal salaries and employee benefits are included only to the extent the individuals were assigned full-time to integration activities. The integration expenses do not include costs associated with our business realignment activities.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

Fiscal 2023 Earnings Per Share and Effective Tax Rate Forecasts

Our fiscal 2023 earnings per share (EPS) forecast is a non-GAAP financial measure because it excludes fiscal 2023 mark-to-market (MTM) retirement plans accounting adjustments, estimated costs related to business optimization initiatives in fiscal 2023, and fiscal 2023 business realignment costs. Our fiscal 2023 effective tax rate (ETR) forecast is a non-GAAP financial measure because it excludes the effect of fiscal 2023 MTM retirement plans accounting adjustments.

We have provided these non-GAAP financial measures for the same reasons that were outlined above for historical non-GAAP measures. Costs related to business optimization initiatives and business realignment costs are excluded from our fiscal 2023 EPS forecasts for the same reasons described above for historical non-GAAP measures.

We are unable to predict the amount of the MTM retirement plans accounting adjustments, as they are significantly affected by changes in interest rates and the financial markets, so such adjustments are not included in our fiscal 2023 EPS and ETR forecasts. For this reason, a full reconciliation of our fiscal 2023 EPS and ETR forecasts to the most directly comparable GAAP measures is impracticable. It is reasonably possible, however, that our fiscal 2023 MTM retirement plans accounting adjustments could have a material effect on our fiscal 2023 consolidated financial results and ETR.

The table included below titled “Fiscal 2023 Earnings Per Share Forecast” outlines the effects of the items that are excluded from our fiscal 2023 EPS forecast, other than the MTM retirement plans accounting adjustments.

Third Quarter Fiscal 2023

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin[1]	Taxes[2]	Income[3]	Per Share[1]
GAAP measure	$1,042	4.7%	$251	$771	$3.05
Business optimization costs[4]	120	0.5%	28	92	0.36
Business realignment costs[5]	3	—	1	2	0.01
Non-GAAP measure	$1,165	5.3%	$280	$865	$3.41

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$119	1.2%
Business realignment costs	3	—
Non-GAAP measure	$122	1.2%

Third Quarter Fiscal 2022

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[2]	Income[3]	Per Share
GAAP measure	$1,326	5.6%	$263	$1,112	$4.20
Business realignment costs[5]	107	0.5%	25	82	0.31
TNT Express integration expenses[6]	29	0.1%	6	23	0.08
Non-GAAP measure	$1,462	6.2%	$294	$1,217	$4.59

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin[1]
GAAP measure	$520	4.6%
Business realignment costs	107	0.9%
TNT Express integration expenses	24	0.2%
Non-GAAP measure	$651	5.8%

Fiscal 2023 Earnings Per Share Forecast

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Earnings per diluted share (non-GAAP)[7]		$13.80 to $14.40

Business optimization costs	$250
Income tax effect[2]	(60)
Net of tax effect	$190	0.74

Business realignment costs	$20
Income tax effect[2]	(5)
Net of tax effect	$15	0.06

Earnings per diluted share with adjustments (non-GAAP)[7]		$14.60 to $15.20

Notes:

1 – Does not sum to total due to rounding.

2 – Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.

3 – Effect of “total other (expense) income” on net income amount not shown.

4 – These expenses were recognized at FedEx Corporate.

5 – These expenses were recognized at FedEx Express.

6 – These expenses were recognized at FedEx Corporate and FedEx Express.

7 – The MTM retirement plans accounting adjustments, which are impracticable to calculate at this time, are excluded.

# # #

FEDEX CORP. FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2023

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended February 28,			Nine Months Ended February 28,
	2023	2022	Percent Change	2023	2022	Percent Change
Revenue:
FedEx Express segment	$10,345	$11,304	(8)	$32,336	$33,875	(5)
FedEx Ground segment	8,658	8,800	(2)	25,211	24,741	2
FedEx Freight segment	2,186	2,253	(3)	7,363	6,776	9
FedEx Services segment	87	65	34	225	177	27
Other and eliminations[1]	893	1,219	(27)	3,090	3,549	(13)
Total Revenue	22,169	23,641	(6)	68,225	69,118	(1)
Operating Expenses:
Salaries and employee benefits	7,817	8,244	(5)	23,468	24,155	(3)
Purchased transportation	5,402	6,272	(14)	16,834	18,172	(7)
Rentals	1,205	1,225	(2)	3,559	3,535	1
Depreciation and amortization	1,031	986	5	3,101	2,952	5
Fuel	1,350	1,201	12	4,765	3,355	42
Maintenance and repairs	789	822	(4)	2,575	2,530	2
Business optimization and realignment costs	123	107	15	197	218	(10)
Other	3,410	3,458	(1)	10,317	9,880	4
Total Operating Expenses	21,127	22,315	(5)	64,816	64,797	—
Operating Income:
FedEx Express segment	119	520	(77)	634	2,036	(69)
FedEx Ground segment	844	641	32	2,136	1,793	19
FedEx Freight segment	386	337	15	1,477	1,061	39
Corporate, other, and eliminations[1]	(307)	(172)	78	(838)	(569)	47
Total Operating Income	1,042	1,326	(21)	3,409	4,321	(21)
Other (Expense) Income:
Interest, net	(122)	(163)	(25)	(391)	(478)	(18)
Other retirement plans, net	102	211	(52)	304	380	(20)
Other, net	—	1	(100)	(87)	(11)	691
Total Other (Expense) Income	(20)	49	(141)	(174)	(109)	60
Income Before Income Taxes	1,022	1,375	(26)	3,235	4,212	(23)
Provision for Income Taxes	251	263	(5)	801	944	(15)
Net Income	$771	$1,112	(31)	$2,434	$3,268	(26)
Diluted Earnings Per Share	$3.05	$4.20	(27)	$9.46	$12.17	(22)
Weighted Average Common and
Common Equivalent Shares	253	265	(5)	257	268	(4)
Capital Expenditures	$1,278	$1,236	3	$4,420	$4,379	1

1 – Includes the FedEx Office, FedEx Logistics, and FedEx Dataworks operating segments.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

Third Quarter Fiscal 2023

(In millions)

	February 28, 2023
	(Unaudited)	May 31, 2022
ASSETS
Current Assets
Cash and cash equivalents	$5,373	$6,897
Receivables, less allowances	10,721	11,863
Spare parts, supplies, and fuel, less allowances	631	637
Prepaid expenses and other	1,219	968
Total current assets	17,944	20,365
Property and Equipment, at Cost	79,335	75,275
Less accumulated depreciation and amortization	39,486	37,184
Net property and equipment	39,849	38,091
Other Long-Term Assets
Operating lease right-of-use assets, net	17,410	16,613
Goodwill	6,455	6,544
Other assets	4,117	4,381
Total other long-term assets	27,982	27,538
	$85,775	$85,994
LIABILITIES AND COMMON STOCKHOLDERS' INVESTMENT
Current Liabilities
Current portion of long-term debt	$147	$82
Accrued salaries and employee benefits	2,266	2,531
Accounts payable	3,987	4,030
Operating lease liabilities	2,446	2,443
Accrued expenses	4,734	5,188
Total current liabilities	13,580	14,274
Long-Term Debt, Less Current Portion	20,122	20,182
Other Long-Term Liabilities
Deferred income taxes	4,313	4,093
Pension, postretirement healthcare, and other benefit obligations	3,779	4,448
Self-insurance accruals	3,201	2,889
Operating lease liabilities	15,373	14,487
Other liabilities	674	682
Total other long-term liabilities	27,340	26,599
Commitments and Contingencies
Common Stockholders' Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,735	3,712
Retained earnings	34,040	32,782
Accumulated other comprehensive loss	(1,308)	(1,103)
Treasury stock, at cost	(11,766)	(10,484)
Total common stockholders' investment	24,733	24,939
	$85,775	$85,994

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

Third Quarter Fiscal 2023

(In millions)

(Unaudited)

	Nine Months Ended February 28,
	2023	2022
Operating Activities:
Net income	$2,434	$3,268
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	3,101	2,952
Other, net	3,123	3,364
Changes in operating assets and liabilities, net	(3,257)	(3,254)
Net cash provided by operating activities	5,401	6,330
Investing Activities:
Capital expenditures	(4,420)	(4,379)
Purchase of investments	(82)	(145)
Proceeds from asset dispositions and other	72	71
Net cash used in investing activities	(4,430)	(4,453)
Financing Activities:
Principal payments on debt	(123)	(113)
Proceeds from stock issuances	114	151
Dividends paid	(888)	(598)
Purchase of treasury stock	(1,500)	(2,248)
Other, net	1	—
Cash used in financing activities	(2,396)	(2,808)
Effect of exchange rate changes on cash	(99)	(91)
Net decrease in cash and cash equivalents	(1,524)	(1,022)
Cash and cash equivalents at beginning of period	6,897	7,087
Cash and cash equivalents at end of period	$5,373	$6,065

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

Third Quarter Fiscal 2023

(Dollars in millions)

(Unaudited)

	Three Months Ended February 28,			Nine Months Ended February 28,
	2023	2022	Percent Change	2023	2022	Percent Change
Revenue:
Package Revenue:
U.S. Overnight Box	$2,165	$2,275	(5)	$6,718	$6,694	—
U.S. Overnight Envelope	478	479	—	1,477	1,435	3
Total U.S. Overnight	2,643	2,754	(4)	8,195	8,129	1
U.S. Deferred	1,346	1,422	(5)	3,886	3,960	(2)
Total U.S. Package Revenue	3,989	4,176	(4)	12,081	12,089	—
International Priority	2,566	2,991	(14)	8,286	8,937	(7)
International Economy	698	697	—	2,116	2,072	2
Total International Export Package	3,264	3,688	(11)	10,402	11,009	(6)
International Domestic[1]	1,003	1,016	(1)	3,013	3,277	(8)
Total Package Revenue	8,256	8,880	(7)	25,496	26,375	(3)
Freight Revenue:
U.S.	719	712	1	2,299	2,262	2
International Priority	687	948	(28)	2,387	2,815	(15)
International Economy	358	378	(5)	1,123	1,230	(9)
International Airfreight	47	40	18	126	134	(6)
Total Freight Revenue	1,811	2,078	(13)	5,935	6,441	(8)
Other Revenue	278	346	(20)	905	1,059	(15)
Total Express Revenue	10,345	11,304	(8)	32,336	33,875	(5)
Operating Expenses:
Salaries and employee benefits	4,015	4,182	(4)	12,003	12,407	(3)
Purchased transportation	1,373	1,566	(12)	4,283	4,740	(10)
Rentals and landing fees	588	667	(12)	1,751	1,951	(10)
Depreciation and amortization	533	490	9	1,566	1,492	5
Fuel	1,177	1,040	13	4,133	2,897	43
Maintenance and repairs	456	509	(10)	1,552	1,607	(3)
Business optimization and realignment costs	3	107	(97)	28	218	(87)
Intercompany charges	459	494	(7)	1,420	1,499	(5)
Other	1,622	1,729	(6)	4,966	5,028	(1)
Total Operating Expenses	10,226	10,784	(5)	31,702	31,839	—
Operating Income	$119	$520	(77)	$634	$2,036	(69)
Operating Margin	1.2%	4.6%	(3.4 pts)	2.0%	6.0%	(4.0 pts)

1 – International Domestic revenue relates to international intra-country operations.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

Third Quarter Fiscal 2023

(Unaudited)

	Three Months Ended February 28,			Nine Months Ended February 28,
	2023	2022	Percent Change	2023	2022	Percent Change
PACKAGE STATISTICS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,255	1,457	(14)	1,275	1,448	(12)
U.S. Overnight Envelope	454	497	(9)	466	510	(9)
Total U.S. Overnight Package	1,709	1,954	(13)	1,741	1,958	(11)
U.S. Deferred	1,141	1,357	(16)	1,084	1,297	(16)
Total U.S. Domestic Package	2,850	3,311	(14)	2,825	3,255	(13)
International Priority	701	799	(12)	712	801	(11)
International Economy	280	282	(1)	275	278	(1)
Total International Export Package	981	1,081	(9)	987	1,079	(9)
International Domestic[1]	1,805	1,866	(3)	1,819	2,004	(9)
Total Average Daily Packages	5,636	6,258	(10)	5,631	6,338	(11)
Yield (Revenue Per Package):
U.S. Overnight Box	$27.81	$25.18	10	$27.74	$24.32	14
U.S. Overnight Envelope	17.01	15.54	9	16.69	14.82	13
U.S. Overnight Composite	24.94	22.73	10	24.78	21.85	13
U.S. Deferred	19.02	16.90	13	18.86	16.07	17
U.S. Domestic Composite	22.57	20.34	11	22.51	19.55	15
International Priority	59.05	60.43	(2)	61.24	58.74	4
International Economy	40.20	39.85	1	40.51	39.26	3
Total International Export Composite	53.67	55.06	(3)	55.47	53.72	3
International Domestic[1]	8.96	8.78	2	8.72	8.60	1
Composite Package Yield	$23.63	$22.89	3	$23.83	$21.90	9
FREIGHT STATISTICS
Average Daily Freight Pounds (000s):
U.S.	6,681	7,370	(9)	7,170	8,029	(11)
International Priority	5,290	6,595	(20)	5,702	6,719	(15)
International Economy	10,345	11,640	(11)	10,738	12,126	(11)
International Airfreight	1,142	1,123	2	1,014	1,198	(15)
Total Avg Daily Freight Pounds	23,458	26,728	(12)	24,624	28,072	(12)
Revenue Per Freight Pound:
U.S.	$1.74	$1.56	12	$1.69	$1.48	14
International Priority	2.10	2.32	(9)	2.20	2.20	—
International Economy	0.56	0.52	8	0.55	0.53	4
International Airfreight	0.66	0.58	14	0.66	0.59	12
Composite Freight Yield	$1.25	$1.25	—	$1.27	$1.21	5
Operating Weekdays	62	62	—	190	190	—

1 – International Domestic statistics relate to international intra-country operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2023

(Dollars in millions)

(Unaudited)

	Three Months Ended February 28,			Nine Months Ended February 28,
	2023	2022	Percent Change	2023	2022	Percent Change
FINANCIAL HIGHLIGHTS
Revenue	$8,658	$8,800	(2)	$25,211	$24,741	2
Operating Expenses:
Salaries and employee benefits	1,759	1,950	(10)	5,123	5,418	(5)
Purchased transportation	3,722	4,023	(7)	11,263	11,441	(2)
Rentals	426	373	14	1,230	1,039	18
Depreciation and amortization	258	233	11	753	682	10
Fuel	9	9	—	28	22	27
Maintenance and repairs	155	148	5	472	433	9
Intercompany charges	483	489	(1)	1,466	1,460	—
Other	1,002	934	7	2,740	2,453	12
Total Operating Expenses	7,814	8,159	(4)	23,075	22,948	1
Operating Income	$844	$641	32	$2,136	$1,793	19
Operating Margin	9.7%	7.3%	2.4 pts	8.5%	7.2%	1.3 pts

OPERATING STATISTICS
Ground Commercial Operating Weekdays	64	64	—	192	193	(1)
Home Delivery and Economy Operating Days	88	88	—	268	268	—
Average Daily Package Volume (000s)[1]:
Ground Commercial	4,226	4,503	(6)	4,372	4,565	(4)
Home Delivery	4,359	4,860	(10)	4,115	4,305	(4)
Economy	843	1,207	(30)	800	1,216	(34)
Total Average Daily Package Volume	9,428	10,570	(11)	9,287	10,086	(8)
Yield (Revenue Per Package)	$11.80	$10.62	11	$11.61	$10.40	12

1 – FedEx Ground Commercial average daily package volume is calculated on a 5-day-per-week basis, while Home Delivery and Economy average daily package volumes are calculated on a 7-day-per-week basis.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

Third Quarter Fiscal 2023

(Dollars in millions)

(Unaudited)

	Three Months Ended February 28,			Nine Months Ended February 28,
	2023	2022	Percent Change	2023	2022	Percent Change
FINANCIAL HIGHLIGHTS
Revenue	$2,186	$2,253	(3)	$7,363	$6,776	9
Operating Expenses:
Salaries and employee benefits	946	1,014	(7)	3,044	3,031	—
Purchased transportation	172	237	(27)	580	720	(19)
Rentals	67	61	10	198	182	9
Depreciation and amortization	74	99	(25)	283	303	(7)
Fuel	162	152	7	601	434	38
Maintenance and repairs	76	65	17	244	195	25
Intercompany charges	131	128	2	393	386	2
Other	172	160	8	543	464	17
Total Operating Expenses	1,800	1,916	(6)	5,886	5,715	3
Operating Income	$386	$337	15	$1,477	$1,061	39
Operating Margin	17.7%	15.0%	2.7 pts	20.1%	15.7%	4.4 pts

OPERATING STATISTICS
Operating Weekdays	61	62	(2)	188	189	(1)
Average Daily Shipments (000s):
Priority	65.4	75.0	(13)	71.7	78.9	(9)
Economy	27.7	30.4	(9)	30.3	32.4	(6)
Total Average Daily Shipments	93.1	105.4	(12)	102.0	111.3	(8)
Weight Per Shipment (lbs):
Priority	1,014	1,104	(8)	1,034	1,092	(5)
Economy	890	959	(7)	924	945	(2)
Composite Weight Per Shipment	977	1,062	(8)	1,001	1,049	(5)
Revenue/Shipment:
Priority	$366.17	$329.05	11	$365.88	$307.86	19
Economy	418.65	376.76	11	419.35	352.50	19
Composite Revenue/Shipment	$381.77	$342.83	11	$381.75	$320.85	19
Revenue/CWT:
Priority	$36.12	$29.81	21	$35.40	$28.20	26
Economy	47.06	39.28	20	45.37	37.29	22
Composite Revenue/CWT	$39.08	$32.28	21	$38.13	$30.58	25